Exhibit 10.1

AGREEMENT FOR THE PURCHASE AND SALE OF MEMBERSHIP INTEREST
IN
IN Retail Fund, L.L.C.

This AGREEMENT FOR THE PURCHASE AND SALE OF MEMBERSHIP INTEREST (this "Agreement") is made as of May 24, 2013 by and between New York State Teachers' Retirement System, a public pension fund created and existing pursuant to Article 11 of the Education Law of the State of New York and having the powers and privileges of a corporation pursuant to Section 502 thereof, with an address of 10 Corporate Woods Drive, Albany, New York 12211-2395 (“Assignor”) and Inland Real Estate Corporation, a Maryland corporation with an address of 2901 Butterfield Road, Oak Brook, IL 60523 (“Assignee”).
Preliminary Statement
WHEREAS, Assignor and Assignee are the sole members of IN Retail Fund, L.L.C., a Delaware limited liability company (the “Company”);
WHEREAS, Assignor desires to sell and assign its Interest in the Company to Assignee and Assignee desires to purchase and acquire said Interest from Assignor.
NOW, THEREFORE for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1.    Capitalized Terms. All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in that certain Operating Agreement of the Company dated October 8, 2004, as amended by that certain First Amendment to Operating Agreement, dated September 28, 2011, as amended by that certain Second Amendment to Operating Agreement, dated December 20, 2011, as amended by that certain Third Amendment to Operating Agreement, dated June 11, 2012 (as amended, the “Operating Agreement”).

2.    Closing. The consummation of the transactions contemplated by this Agreement (the "Closing") shall occur, by escrow arrangements acceptable to the parties, on May 31, 2013 (the "Closing Date"); provided, however, that upon the written notice of Assignee the Closing Date may be postponed to any date not later than June 14, 2013.

3.    Deliveries. At Closing, all of Assignor's Interest in the Company (the "Assigned Interest") shall be assigned to Assignee, and Assignee shall assume all of Assignor's obligations as a member of the Company, pursuant to an Assignment and Assumption of Membership Interest substantially in the form attached here as Exhibit A (the "Assignment").

4.    Purchase Price. The purchase price for the Assigned Interests shall be equal to the sum of (a) One Hundred Twenty-One Million Dollars ($121,000,000.00) plus (b) if the Closing Date is postponed as provided in Section 2 above, an additional amount equal to Twenty-Two Thousand Five Hundred Dollars ($22,500) for each day after May 31, 2013 by which the Closing Date is postponed. The purchase price shall be paid by Assignee to Assignor at Closing by Federal wire transfer, and shall not be subject to any pro-rations or adjustments.

5.    Representations and Warranties of Assignor. Assignor represents and warrants to Assignee,

as of the date hereof and as of the Closing Date, as follows:

5.01    Assignor is a public pension fund created and existing pursuant to Article 11 of the Education Law of the State of New York and having the powers and privileges of a corporation pursuant to Section 502 thereof.

5.02    Assignor has the full and legal right, power and authority and is duly authorized to enter into this Agreement, to perform each of the covenants and obligations to be performed by it hereunder and to execute and deliver and to perform its obligations under any and all documents required to be executed and delivered by it pursuant to this Agreement, and the Assignment, when executed by Assignor and delivered to Assignee shall constitute the legal, valid and binding obligation of Assignor enforceable in accordance with its terms. The execution, delivery and performance of this Agreement and each such document: (A) does not and will not violate the organizational documents of Assignor; and (B) does not and will not violate any foreign, federal, state, local or other law applicable to Assignor or require Assignor to obtain the approval, consent or waiver of or make any filings with, any person or authority (governmental or otherwise) that has not been obtained or made or which does not remain in effect.

5.03    No petition in bankruptcy (voluntary or otherwise), assignment for the benefit of creditors, or petition seeking reorganization or arrangement or other action under federal or state bankruptcy laws is pending against Assignor.

5.04    Assignor is not a foreign person within the meaning of Section 1445(f) of the Internal Revenue Code of 1986, as amended.

5.05    Assignor is not, and is not acting on behalf of, an “employee benefit plan” (as defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), subject to Part 4 of Title I of ERISA, and (ii) its assets do not constitute “plan assets” (as defined therein), and (iii) it will not be reconstituted as a “plan” or an entity whose assets constitute “plan assets” (as defined therein).

5.06    Assignor has not on behalf of itself or the Company had any contact or dealings regarding the Interests, or any communication in connection with the subject matter of this transaction, through any real estate broker or other person who can claim a right to a commission or finder's fee in connection with the transfer contemplated hereby.

5.07    Assignor has not transferred any of its Interest in the Company and owns the Assigned Interests free and clear of any claim, lien, pledge, voting agreement, option, charge, security interest, right of assignment, purchase right or other encumbrance of any nature whatsoever.

6.    Representations and Warranties of Assignee. Assignee represents and warrants to Assignee, as of the date hereof and as of the Closing Date, as follows:

6.01    Assignee is a corporation, duly organized, validly existing and in good standing under the laws of the State of Maryland.

6.02    Assignee has the full and legal right, power and authority and is duly authorized to enter into this Agreement, to perform each of the covenants and obligations to be performed by it hereunder and to execute and deliver and to perform its obligations under any and all documents required to be executed and delivered by it pursuant to this Agreement, and the Assignment, when executed by

Assignee and delivered to Assignor, shall constitute the legal, valid and binding obligation of Assignee enforceable in accordance with its terms. The execution, delivery and performance of this Agreement and each such document: (A) does not and will not violate the organizational documents of Assignee; and (B) does not and will not violate any foreign, federal, state, local or other law applicable to Assignee or require Assignee to obtain the approval, consent or waiver of or make any filings with, any person or authority (governmental or otherwise) that has not been obtained or made or which does not remain in effect.

6.03    No petition in bankruptcy (voluntary or otherwise), assignment for the benefit of creditors, or petition seeking reorganization or arrangement or other action under federal or state bankruptcy laws is pending against Assignee.

6.04    Assignee is not a foreign person within the meaning of Section 1445(f) of the Internal Revenue Code of 1986, as amended.

6.05    Assignee is not, and is not acting on behalf of, an “employee benefit plan” (as defined in ERISA), subject to Part 4 of Title I of ERISA, and (ii) its assets do not constitute “plan assets” (as defined therein), and (iii) it will not be reconstituted as a “plan” or an entity whose assets constitute “plan assets” (as defined therein).

6.06    Assignee has not on behalf of itself or the Company had any contact or dealings regarding the Interests, or any communication in connection with the subject matter of this transaction, through any real estate broker or other person who can claim a right to a commission or finder's fee in connection with the transfer contemplated hereby.

7.    Interests Transferred “As Is”. Assignor and Assignee each acknowledges and agrees that it is entering into this Agreement willingly and that the fair market value of the Assigned Interests may be more or less than the total consideration provided in this Agreement. Other than as expressly set forth in this Agreement, no party hereto makes any warranty, guaranty or representation, oral or written, express or implied or arising by operation of law, past, present or future. Without limiting the foregoing, neither party makes any warranty of condition, habitability, merchantability, suitability or fitness for a particular purpose or otherwise, and neither party makes any warranty, guaranty or representation as to, or concerning (i) the nature and condition of the Company or any Property, including, without limitation, the water, soil and geology or any other matter affecting the stability or integrity of any Property, and the suitability thereof for any activities and uses to and the existence of any hazardous materials or wastes, toxic substances or wastes, asbestos or asbestos-bearing materials and the like or any other hazardous condition at, in, on or under any Property, (ii) the compliance of any Property with any law, rule, regulation or ordinance to which the Property is or may be subject, (iii) the condition of title to any Property or the nature and extent of any right of way, lease, license, reservation or contract, (iv) the profitability or losses or expenses of the Company, any Subsidiary or otherwise relating to any Property and the businesses conducted in connection therewith, (v) the value of the Company, any Subsidiary, any Property or the Assigned Interests, (vi) the existence, quality, nature or adequacy of any utility servicing any Property, (vii) the physical condition of any Property, (viii) the organization, existence, good standing or qualification to do business in any jurisdiction of the Company or any Subsidiary, (ix) the tax status, tax filings, tax payments or any other tax obligations or liabilities of the Company or any Subsidiary, (x) the legal right, power or authority of the Company or any Subsidiary to enter into the transactions contemplated by this Agreement or with respect to any other matter, (xi) the financial condition of, or any other matter related to, the assets, liabilities, or operations of the Company, any Subsidiary, or any Property, and (xii) the legal or tax consequences of this Agreement or the transactions contemplated hereby. Except as otherwise provided in this Agreement, neither party hereto shall be liable to the other party with respect to any documents, studies, surveys, information or materials with respect to the Property or the Property Owner. Assignor and Assignee each acknowledges that it has had a full and complete opportunity to conduct such investigations, examinations, inspections and analysis of the Property and the Company and the Subsidiaries as it may have deemed necessary or desirable in connection with the transaction contemplated hereby, in its sole and absolute discretion.

8.    Termination. If the Closing does not occur on or before June 14, 2013 for any reason (including, without limitation, the willful failure or refusal of either party to close the transactions contemplated hereby), this Agreement shall terminate and the parties shall have no further rights or obligations hereunder.

9.    Further Assurances. Assignor and Assignee agree that, after Closing, they will cooperate with each other and will make, execute, acknowledge, deliver, record and file, or cause to be made, executed, acknowledged, delivered, recorded and filed, at such times and places as the other may reasonably deem necessary, all other and further documents and instruments, and will take all other and further actions, as the other may reasonably request from time to time in order to create, perfect, preserve and/or confirm the interest and rights assigned and transferred to Assignee, and otherwise to effectuate the purposes and provisions of the Assignment.

10.    Governing Law. This Agreement shall be construed in conformity with the laws of the State of Delaware, as applied to agreements whose only parties are residents of such state and which are to be performed entirely within such state.

11.    Modifications. This Agreement may not be altered, amended, changed, waived, terminated or modified in any respect or particular unless the same shall be in writing and signed by or on behalf of the parties hereto.

12.    Successors. This Agreement and all the terms and provisions hereof shall be binding upon and shall inure to the benefit of Assignor and Assignee and their respective legal representatives, heirs, successors and assigns.

13.    Counterparts. This Agreement may be executed in any number of identical counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same agreement. Handwritten signatures to this Agreement transmitted by telecopy or electronic transmission (for example, through use of a Portable Document Format or “PDF” file) shall be valid and effective to bind the party so signing. Each party agrees to promptly deliver to the other party an executed original of this Agreement with its actual signature, but a failure to do so shall not affect the enforceability of this Agreement, it being expressly agreed that each party to this Agreement shall be bound by its own telecopied or electronically transmitted handwritten signature and shall accept the telecopied or electronically transmitted handwritten signature of the other party to this Agreement.

14.    Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing.

[Signature Page Follows]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the day and year first above written.

ASSIGNOR:
NEW YORK STATE TEACHERS'
RETIREMENT SYSTEM

By: /s/ Michael L. Morrell
Its: Asst. Manager of Real Estate

By: /s/ Rosemarie C. Hewig
Its: Assistant General Counsel

ASSIGNEE:
INLAND REAL ESTATE CORPORATION,
A Maryland Corporation

By: /s/ Mark E. Zalatoris
Its: President

EXHIBIT A
ASSIGNMENT and ASSUMPTION OF MEMBERSHIP INTEREST

This ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTEREST (this "Assignment") is made as of ______ ___, 2013 by and between New York State Teachers' Retirement System, a public pension fund created and existing pursuant to Article 11 of the Education Law of the State of New York and having the powers and privileges of a corporation pursuant to Section 502 thereof, with an address of 10 Corporate Woods Drive, Albany, New York 12211-2395 (“Assignor”) and Inland Real Estate Corporation, a Maryland corporation with an address of 2901 Butterfield Road, Oak Brook, IL 60523 (“Assignee”).
Preliminary Statement
WHEREAS, Assignor and Assignee are the sole members of IN Retail Fund, L.L.C., a Delaware limited liability company (the “Company”);
WHEREAS, Assignor desires to sell and assign its Interest in the Company to Assignee and Assignee desires to purchase and acquire said Interest from Assignor; and
WHEREAS, this Assignment is made pursuant to that certain Agreement for the Purchase and Sale of Membership Interest in IN Retail Fund, L.L.C. dated as of ___________, 2013 between Assignor and Assignee (the “Purchase and Sale Agreement”).
NOW, THEREFORE for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1.    Capitalized Terms. All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in that certain Operating Agreement of the Company dated October 8, 2004, as amended by that certain First Amendment to Operating Agreement, dated September 28, 2011, as amended by that certain Second Amendment to Operating Agreement, dated December 20, 2011, as amended by that certain Third Amendment to Operating Agreement, dated June 11, 2012 (as amended, the “Operating Agreement”).

2.    Assignment. Assignor hereby grants, bargains, sells, assigns, transfers and sets over unto Assignee its Interest in the Company (the “Assigned Interest”) to have and to hold the same unto Assignee, its successors and assigns, forever, with Assignee becoming a member of the Company in the place and stead of Assignor as of the date hereof. Assignor acknowledges and agrees that upon the assignment contemplated hereby, it shall have no further interest in or to the Company.

3.    Assumption. Assignee hereby accepts the Assigned Interest and hereby assumes all of Assignor's obligations as a member of the Company accruing from and after the effective date of this Assignment.

4.    Indemnity. Assignee shall indemnify, defend and hold harmless Assignor from and against all claims, losses, damages, liabilities, expenses (including, without limitation, reasonable attorneys' fees and disbursements) and obligations in respect of the Company to the extent first accruing after the date hereof.

5.    Further Assurances. Assignor and Assignee agree that, after Closing (as such term is defined in the Purchase and Sale Agreement), they will cooperate with each other and will make, execute, acknowledge, deliver, record and file, or cause to be made, executed, acknowledged, delivered, recorded and filed, at such times and places as the other may reasonably deem necessary, all other and further documents and instruments, and will take all other and further actions, as the other may reasonably request from time to time in order to create, perfect, preserve and/or confirm the interest and rights assigned and transferred to Assignee, and otherwise to effectuate the purposes and provisions of this Assignment.

6.    Governing Law. This Assignment shall be construed in conformity with the laws of the State of Delaware, as applied to agreements whose only parties are residents of such state and which are to be performed entirely within such state.

7.    Modifications. This Assignment may not be altered, amended, changed, waived, terminated or modified in any respect or particular unless the same shall be in writing and signed by or on behalf of the parties hereto.

8.    Successors. This Assignment and all the terms and provisions hereof shall be binding upon and shall inure to the benefit of Assignor and Assignee and their respective legal representatives, heirs, successors and assigns.

9.    Counterparts. This Assignment may be executed in any number of identical counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same agreement. Handwritten signatures to this Assignment transmitted by telecopy or electronic transmission (for example, through use of a Portable Document Format or “PDF” file) shall be valid and effective to bind the party so signing. Each party agrees to promptly deliver to the other party an executed original of this Assignment with its actual signature, but a failure to do so shall not affect the enforceability of this Assignment, it being expressly agreed that each party to this Assignment shall be bound by its own telecopied or electronically transmitted handwritten signature and shall accept the telecopied or electronically transmitted handwritten signature of the other party to this Assignment.

[Signature Page Follows]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the day and year first above written.

ASSIGNOR:
NEW YORK STATE TEACHERS'
RETIREMENT SYSTEM

By: ___________________________________
Its: ___________________________________

By: ___________________________________
Its: ___________________________________

ASSIGNEE:
INLAND REAL ESTATE CORPORATION,
a Maryland Corporation

By: ___________________________________
Its: ___________________________________